EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Cure Pharmaceutical Holding Corp (herein referred to as the “Company”, “we”, “our”, “us”, “CURE” and similar terms unless the context indicates otherwise) and The Sera Labs, Inc. (“Sera Labs”), after giving effect to the acquisition of Sera Labs that was completed effective October 2, 2020, (the “Acquisition”), pursuant to which, the Company entered into an agreement and plan of merger and reorganization. The Acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information gives effect to the acquisition of Sera Labs based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited condensed combined pro forma balance sheet gives effect to the acquisition as if the transaction had taken place on September 30, 2020 and combines the Company’s unaudited condensed consolidated balance sheet as of September 30, 2020 with the Sera Lab’s unaudited condensed balance sheet as of September 30, 2020. The unaudited condensed combined pro forma statements of operations are presented combining the Company’s unaudited condensed statement of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 and Sera Lab’s unaudited condensed statement of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of the U.S. Securities and Exchange Commission’s Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with the guidance for business combinations presented in ASC 805, and reflect the allocation of our purchase price to the assets acquired and liabilities assumed in the Acquisition based on their estimated fair values. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on our combined results of operations.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the merger. Unaudited pro forma financial information and the notes thereof should be read in conjunction with the accompanying historical financial statements of the Company and Sera Labs.

1

Cure Pharmaceutical Holding Corp

Unaudited Condensed Combined Pro forma Balance Sheet

September 30, 2020

(in thousands, except share amounts)

	CURE September 30, 2020	Sera Labs September 30, 2020	Consolidated	Pro forma Adjustments	Reference	Consolidated Pro Forma
Assets
Current assets:
Cash	$1,102	$1,357	$2,459	$		$2,459
Accounts receivable, net	46	69	115			115
Note receivable, net	550	-	550	(550)	(b)	-
Inventory	228	440	668			668
Due from related party, net	-	8	8			8
Advances to suppliers	-	700	700			700
Prepaid expenses and other assets	382	223	605	(8)	(b)	597
Total current assets	2,308	2,797	5,105	(558)		4,547

Property and equipment, net	1,965	6	1,971			1,971
Right of use asset	55	363	418			418
Investment	509	-	509			509
Goodwill	9,178	-	9,178	3,441	(a)	12,619
Intellectual property and patents, net	1,728	40	1,768			1,768
In-process research and development	14,288	-	14,288			14,288
Customer releationships	-	-	-	7,110	(a)	7,110
Trade names	-	-	-	2,610	(a)	2,610
Noncompete agreements	-	-	-	469	(a)	469
Other assets	35	21	56			56
Total assets	$30,066	$3,227	$33,293	$13,072		$46,365

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$1,784	$443	$2,227	$		$2,227
Accrued expenses	286	620	906	(8)	(b)	898
Payables to related party	-	691	691	(550)	(b)	141
Finance lease payable - short term	12	-	12			12
Operating lease payable - short term	-	89	89			89
Payroll protection loan - short term	-	109	109			109
Notes payable, net	2,366	123	2,489	1,000	(a)	3,489
Convertible promissory notes, net	550	-	550			550
Derivative liability	3	-	3			3
Contract liabilities	316	1,963	2,279			2,279
Total current liabilities	5,317	4,038	9,355	442		9,797

Contingent share consideration	-	-	-	3,095	(a)	3,095
License fees	82	-	82			82
Payroll protection loan - logn term	-	97	97			97
Operating lease payable - long term	-	303	303			303
Finance lease payable - long term	43	-	43			43
Total liabilities	5,442	4,438	9,880	3,537		13,417

Stockholders' Equity (Deficit):
Common stock: $0.001 par value; authorized 150,000,000 shares;
51,219,519 shares issued and outstanding as of September 30, 2020	51	9	60	7	(a)	67
Additional paid-in capital	88,777	2,795	91,572	9,528	(a)	101,100
Stock payable	572	-	572			572
Accumulated deficit	(64,776)	(4,015)	(68,791)			(68,791)
Total stockholders' equity (deficit)	24,624	(1,211)	23,413	9,535		32,948

Total liabilities and stockholders' equity (deficit)	$30,066	$3,227	$33,293	$13,072		$46,365

2

Cure Pharmaceutical Holding Corp

Unaudited Condensed Combined Pro forma Statement of Operations

For the Nine Months Ended September 30, 2020

(in thousands, except share amounts)

	CURE For the Nine Months Ended September 30, 2020	Sera Labs for the Nine Months Ended September 30, 2020	Pro forma Adjustments	Reference	Consolidated Pro Forma
Revenue:
Net product sales	$533	$5,666	$		$6,199
Consulting research & development income	169	-			169
Shipping and other sales	39	-			39
Total revenues	741	5,666	-		6,407

Cost of goods sold:
Cost of goods sold	346	2,797			3,143

Gross profit (loss)	395	2,869	-		3,264

Operating expenses:
Research and development expenses	2,284	-			2,284
Selling, general and administrative expenses	6,711	3,984			10,695
Change in fair value of contingent stock consideration	5,658	-			5,658

Total operating expenses	14,653	3,984	-		18,637

Net Operating (loss) before other income (expense)	(14,258)	(1,115)	-		(15,373)

Other income (expense):
Interest income	32	-	(8)	(b)	24
Gain from settlement	61	-			61
Change in fair value of derivative liability	88	-			88
Financing costs	-	(60)	8	(b)	(52)
Loss on settlement	-	(151)			(151)
Interest expense	(67)	-			(67)

Other income (expense)	114	(211)	-		(97)

Net loss before income taxes	(14,144)	(1,326)	-		(15,470)

Provision for income taxes	-	-			-

Net loss	$(14,144)	$(1,326)	$-		$(15,470)

Net loss per share
Basic and Diluted	$(0.32)	$(0.12)			$(0.28)

Weighted average common shares outstanding
Basic and Diluted	43,647,388	11,454,507			55,101,894

3

Cure Pharmaceutical Holding Corp

Combined Pro forma Statement of Operations

For the Year Ended December 31, 2019

(in thousands, except share amounts)

	CURE For the Year Ended December 31, 2019	Sera Labs for the Year Ended December 31, 2019	Pro forma Adjustments	Reference	Consolidated Pro Forma
Revenue:
Net product sales	$361	$3,621	$		$3,982
Consulting research & development income	247	-			247
Shipping and other sales	15	-			15
Total revenues	623	3,621	-		4,244

Cost of goods sold:
Cost of goods sold	231	1,150			1,381

Gross profit (loss)	392	2,471	-		2,863

Operating expenses:
Research and development expenses	2,308	-			2,308
Selling, general and administrative expenses	10,119	5,084			15,203
Change in fair value of contingent stock consideration	1,657	-			1,657

Total operating expenses	14,084	5,084	-		19,168

Net Operating (loss) before other income (expense)	(13,692)	(2,613)	-		(16,305)

Other income (expense):
Interest income	57	-			57
Other income	15	-
Gain on deconsolidation	81	-			81
Change in fair value of derivative liability	527	-			527
Financing costs	-	(8)			(8)
Other expense	(590)	-
Interest expense	(4,111)	-			(4,111)
Loss on conversion of convertible promissory notes	(3,660)	-			(3,660)

Other income (expense)	(7,681)	(8)	-		(7,114)

Net loss before income taxes	(21,373)	(2,621)	-		(23,419)

Provision for income taxes	-	-			-

Net loss	$(21,373)	$(2,621)	$-		$(23,419)

Net loss per share
Basic and Diluted	$(0.52)	$(0.22)			$(0.50)

Weighted average common shares outstanding
Basic and Diluted	41,344,256	12,010,570			46,551,031

4

CURE PHARMACEUTICAL HOLDINGCORP.

NOTES TO COMBINED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

Unaudited Pro Forma Combined Financial Information

On October 2, 2020 (the “Effective Time”), the Company completed its acquisition of Sera Labs, a Delaware corporation pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 23, 2020 (the “Merger Agreement”), by and among the Company, Cure Labs, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Sera Labs and Nancy Duitch, in her capacity as the security holders representative (“Ms. Duitch”; collectively with the Company, Sera Labs and Merger Sub, the “Parties”), as previously announced on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 29, 2020. The Merger Agreement provides for the acquisition of Sera Labs by the Company through the merger of Merger Sub with and into Sera Labs, with Sera Labs surviving as a wholly owned subsidiary of the Company (the “Merger”).

At the Effective Time of the Merger, all issued and outstanding shares of the capital stock of Sera Labs were converted into the right to receive, subject to customary adjustments, an aggregate of approximately (i) $1.0 million in cash (the "Upfront Payment”) and (ii) up to 6,909,091 shares of the Company’s common stock. On October 1, 2020, the Parties entered into a Waiver of Closing Condition, pursuant to which the Company’s obligation to pay the Upfront Payment at the Effective Time was extended to October 13, 2020. As of the filing date of this report, the Company has paid $250,000 of the Upfront Payment. Both the Company and Sera Labs have agreed there are no penalties or defaults resulting from the delinquency of the remaining Upfront Payment. The Company and Sera Labs are currently negotiating the remaining balance due of $750,000 as to the timing and structure of this payment.

Pursuant to the Merger Agreement, Sera Labs security holders are also entitled to receive up to 5,988,024 shares of the Company’s common stock (the “Clawback Shares”) based on the achievement of certain sales milestones up to an aggregate maximum amount of $20 million as set forth in the Merger Agreement. Subsequent to the Effective Time and for a period of two years, the Company agreed to make available to Sera Labs $4.0 million for working capital, less the outstanding amount of the Secured Promissory Note previously issued by the Company to Sera Labs as previously disclosed by the Company on Form 8-K filed with the SEC on July 28, 2020.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The preliminary estimated fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm and such firm’s preliminary work. Our estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of certain tangible and intangible assets acquired and liabilities assumed in connection with the Acquisition. The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets and goodwill.

The pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation by the Company’s management of the Sera Labs purchase price to identifiable tangible and intangible net assets acquired and the excess purchase price to goodwill. The preliminary purchase price allocation is based upon an estimated total purchase price of approximately $14.2 million. The preliminary total purchase price was determined based on the following: i) $1 million in cash for the Upfront Payment, ii) 6,909,091 shares of the Company’s common stock at a price of $1.38, the closing price of the Company’s common stock on October 2, 2020; iii) the estimated fair value using the Monte-Carlo simulation of stock price correlation, and other variables over 12 month and 24 month performance periods applied to the total number of Clawback Shares, and iv) liabilities of Sera Labs that were assumed by the Company.

The preliminary estimated total purchase price of the acquisition is as follows (in thousands):

Upfront cash consideration	$1,000
Fair value of closing merger consideration shares	9,534
Fair value of earnout payment shares (Clawback Shares)	3,095
Liabilities assumed	550
Total preliminary estimated purchase price	$14,179

Under the acquisition method of accounting, the total estimated purchase price is allocated to Sera Lab’s net tangible and intangible assets based on their estimated fair values at the date of the completion of the acquisition. The following table summarizes the preliminary allocation of the purchase price for Sera Labs and the estimated useful lives for the acquired intangible assets (in thousands):

Net tangible assets assumed	$549
Acquired intangibles
Customer relationships (direct to consumer and wholesale)	7,110
Trade name	2,610
Noncompete agreements	469
Goodwill	3,441
Total preliminary estimated purchase price	$14,179

Upon completion of the fair value assessment, the Company anticipates that the final purchase price allocation will differ from the preliminary assessment provided above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and the residual amounts will be allocated as an increase or decrease to goodwill.

Pro Forma Adjustments

The following pro forma adjustments are incorporated into the pro forma condensed combined balance sheet as of September 30, 2020 and the pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019.

(a) To record the fair value of the assets and liabilities acquired from the acquisition of Sera Labs on October 2, 2020.

(b) To eliminate inter-company transactions between the Company and Sera Labs relating to promissory notes offered by the Company and purchased by Sera Labs as well as interest accrued relating to the promissory notes during the nine months ended September 30, 2020.

5